UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026

CYCLERION THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-38787	83-1895370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street, 18th Floor

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices)

(857) 327-8778

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYCN	The Nasdaq Capital Market

Indícate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On April 1, 2026, Cyclerion Therapeutics, Inc., a Massachusetts corporation (“Cyclerion”), Cariboos Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Cyclerion (“First Merger Sub”), Cariboos Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Cyclerion (“Second Merger Sub” and, together with First Merger Sub, “Merger Sub”), and Korsana Biosciences, Inc., a Delaware corporation (“Korsana”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, (i) First Merger Sub will merge with and into Korsana, with Korsana continuing as a wholly owned subsidiary of Cyclerion and the surviving corporation of the merger (the “First Merger”), and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, Korsana will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (a) each then-outstanding share of Korsana common stock and Korsana preferred stock designated as “Series A Preferred Stock” will be converted into the right to receive a number of shares of Cyclerion common stock calculated in accordance with the Merger Agreement (the “Exchange Ratio”); provided, that in the event the aggregate number of shares of Cyclerion common stock issuable to holders of Korsana capital stock would result in the issuance of shares of Cyclerion common stock to a holder in excess of a specified percentage (initially set at a percentage up to 14.99%) total outstanding shares of Cyclerion common stock (such specified percentage, a “Beneficial Ownership Limitation”), then Cyclerion will issue to any such holder (x) shares of Cyclerion common stock up to such holder’s Beneficial Ownership Limitation and (y) in lieu of any shares in excess of such holder’s Beneficial Ownership Limitation, pre-funded warrants (the “Pre-Funded Warrants”), to purchase a number of shares of Cyclerion common stock upon exercise of such Pre-Funded Warrants equal to such excess shares, (b) each then-outstanding share of Korsana preferred stock designated as “Series Seed Preferred Stock” will be converted into the right to receive a number of shares of Series B Preferred Stock (as defined below) of Cyclerion calculated in accordance with the Merger Agreement, (c) each then-outstanding option to purchase shares of Korsana capital stock will be assumed by Cyclerion, subject to adjustment as set forth in the Merger Agreement, (d) each then-outstanding restricted stock unit award for shares of Korsana capital stock will be assumed by Cyclerion, subject to adjustment as set forth in the Merger Agreement and (e) each then-outstanding warrant to purchase shares of Korsana capital stock will be assumed by Cyclerion, subject to adjustment as set forth in the Merger Agreement. Under the terms of the Merger Agreement, prior to the closing of the Merger, the board of directors of Cyclerion (the “Board”) will accelerate the vesting of all equity awards of Cyclerion then outstanding but not then vested or exercisable. Each option to acquire shares of Cyclerion common stock with an exercise price per share greater than the volume weighted average closing trading price of a share of Cyclerion common stock on The Nasdaq Capital Market (“Nasdaq”) for the five (5) consecutive trading days ending three (3) trading days immediately prior to the date that is five (5) business days before the date of the Cyclerion shareholder meeting (the “Parent Closing Price”) will be cancelled in accordance with the terms of the Merger Agreement. At the closing of the Merger, each option to acquire shares of Cyclerion common stock with an exercise price less than or equal to the Parent Closing Price will be cancelled and converted into the right to receive an amount in cash without interest, less applicable tax withholding, equal to the product obtained by multiplying (i) the excess of the Parent Closing Price over the exercise price per share of the Cyclerion common stock underlying such option by (ii) the number of shares of Cyclerion common stock underlying such option.

Pursuant to the Exchange Ratio formula in the Merger Agreement, upon the closing of the Merger (and prior to closing of the financing described below), on a pro forma basis and based upon the number of shares of Cyclerion common stock expected to be issued in the Merger, pre-Merger Korsana stockholders will own approximately 1.5% of the combined company and pre-Merger Cyclerion shareholders will own approximately 98.5% of the combined company. For purposes of calculating the Exchange Ratio, (i) shares of Cyclerion common stock underlying options to purchase shares of Cyclerion common stock with an exercise price less than or equal to the Parent Closing Price and other rights to receive shares of Cyclerion common stock (other than options to acquire shares of Cyclerion common stock, to the extent cancelled at or prior to closing of the Merger in accordance with the Merger Agreement) outstanding as of immediately prior to the closing of the Merger will be deemed to be outstanding (on a fully-diluted and as-converted to Cyclerion common stock basis), and (ii) all shares of Korsana common stock underlying outstanding Korsana stock options, restricted stock units, warrants and other rights to receive shares of Korsana capital stock will be deemed to be outstanding (on a fully-diluted and as-converted to Korsana common stock basis), except for certain stock options and other equity awards made to directors, employees, consultants and other service providers of Korsana. The Exchange Ratio will be adjusted to the extent that Cyclerion net cash at closing is less than or greater than $0 and will be based on the amount of proceeds actually received by Korsana in the financing transaction described below, as further described in the Merger Agreement.

In connection with the Merger, Cyclerion will seek the approval of its shareholders to, among other things, (a) issue shares of Cyclerion common stock issuable in connection with the Merger (including the shares of Cyclerion common stock issuable under the Series B Preferred Stock) and the financing described below under the rules of Nasdaq, and (b) amend its restated articles of organization to (i) change the name of Cyclerion to Korsana Biosciences, Inc., (ii) effect a reverse stock split of Cyclerion common stock, (iii) increase the number of shares of Cyclerion common stock that Cyclerion is authorized to issue, (iv) redomicile Cyclerion from Massachusetts to such jurisdiction as may be determined by Korsana, (v) designate shares of Cyclerion’s preferred stock as the Series B Preferred Stock and (vi) such other changes as are mutually agreeable to Cyclerion and Korsana (the “Cyclerion Voting Proposals”). In connection with these matters, Cyclerion intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Form S-4”), which will include a proxy statement and other relevant materials relating to a meeting of Cyclerion shareholders to be held in connection with the Cyclerion Voting Proposals.

Each of Cyclerion and Korsana has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (1) using commercially reasonable efforts to obtain the regulatory approvals required by applicable law, (2) nonsolicitation of alternative acquisition proposals, (3) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the closing of the Merger, (4) Cyclerion using commercially reasonable efforts to maintain the existing listing of the Cyclerion common stock on Nasdaq and cause the shares of Cyclerion common stock to be issued in connection with the Merger to be approved for listing on Nasdaq prior to the closing of the Merger, and (5) Cyclerion filing with the SEC the Form S-4.

Consummation of the Merger is subject to certain closing conditions, including, among other things, (1) approval by requisite Cyclerion shareholders of the Cyclerion Voting Proposals, (2) approval by the requisite Korsana stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, (3) Nasdaq’s approval of the listing application to be submitted in connection with the Merger, (4) Cyclerion’s Form S-4 becoming effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and not being subject to any stop order or proceeding seeking a stop order, (5) the expiration of any applicable waiting periods (or extensions thereof) under the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (6) the securities purchase agreement (described below) being in full force and effect providing for the receipt of not less than $150,000,000. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including regarding the accuracy of the representations and warranties of the other party, subject to the applicable materiality standard, and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the closing of the Merger.

The Merger Agreement contains certain termination rights of each of Cyclerion and Korsana. Upon termination of the Merger Agreement under specified circumstances, Cyclerion may be required to pay Korsana a termination fee and Korsana may be required to pay Cyclerion a termination fee.

Pursuant to Articles of Amendment to Cyclerion’s restated articles of organization to be filed by Cyclerion with the Secretary of the Commonwealth of Massachusetts (the “Articles of Amendment”) in connection with the Merger Agreement and the transactions thereunder, Cyclerion will establish the terms of a new series of preferred stock of Cyclerion designated as Series B Non-Voting Convertible Preferred Stock, no par value per share (the “Series B Preferred Stock”). Holders of the Series B Preferred Stock will be entitled to receive dividends on shares of Series B Preferred Stock equal to, on an as-if-converted-to-Cyclerion common stock basis, and in the same form as dividends actually paid on shares of the Cyclerion common stock. Except as otherwise required by the Articles of Amendment or law, the Series B Preferred Stock will not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, Cyclerion will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend the description of rights of the Series B Preferred Stock set forth in its articles of organization, (c) amend its articles of organization, bylaws or other charter documents in any manner that adversely affects any rights of the holders of the Series B Preferred Stock, (d) file any articles of amendment, description of rights, preferences, limitations and relative rights of any series of Preferred Stock (as defined in the Articles of Amendment), if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock, (e) issue further shares of the Series B Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of the Series B Preferred Stock, (f) at any time while at least 30% of the originally issued Series B Preferred Stock remains issued and outstanding, (i) consummate either (A) a Fundamental Transaction (as defined in Cyclerion’s articles of organization) or (B) any merger or consolidation of Cyclerion or other business combination in which the shareholders of Cyclerion immediately before such transaction do not hold at least a majority of the capital stock of Cyclerion immediately after such transaction, (ii) increase the size of the Board, (iii) adopt, amend or repeal any written delegation of authority policy, corporate authority matrix or similar document, framework or schedule unless approved by the unanimous vote of the Board, or (iv) retain or replace Cyclerion’s registered independent public accounting firm, independent compensation consultant or corporate counsel, or (g) enter into any agreement with respect to any of the foregoing. The Articles of Amendment provide that for so long as at least 30% of the Series B Preferred Stock remains issued and outstanding, (i) the holders of record, exclusively and voting together as a separate class on an as-converted to common stock basis, shall be entitled to elect four (4) directors of Cyclerion (the “Preferred Directors”); and (ii) the holders of record of the shares of common stock and of any other class or series of voting stock (including the Series B Preferred Stock), exclusively and voting together as a single class on an as-converted to common stock basis, shall be entitled to elect the balance of the total number of directors of Cyclerion (the “At-Large Directors”); provided, however, for administrative convenience, the initial Preferred Directors may also be appointed by the Board in connection with the approval of the initial issuance of Series B Preferred Stock without a separate action by the holders. The Series B Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of Cyclerion.

Following the closing of the Merger, each share of Series B Preferred Stock then outstanding shall be convertible, at any time and from time to time, at the option of the holder of the Series B Preferred Stock, into a number of shares equal to 1,000 shares of Cyclerion common stock, subject to certain limitations, including that a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred Stock into shares of Cyclerion common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (initially set at 19.99%) of the total number of shares of Cyclerion common stock issued and outstanding immediately after giving effect to such conversion.

The transaction has received approval by the Board of Directors of both companies and is expected to close in the third quarter of 2026, subject to certain closing conditions, including, among other things, approval by the shareholders of Cyclerion and the stockholders of Korsana and the satisfaction of customary closing conditions.

At the effective time of the Merger, the Board is expected to consist of six (6) members, all of whom will be designated by Korsana. Upon the closing of the transaction, the combined company will be led by Korsana’s president and chief executive officer.

Financing Transaction

Concurrently with the execution and delivery of the Merger Agreement, certain institutional and accredited investors have entered into a securities purchase agreement (the “Purchase Agreement”) with Korsana, pursuant to which they have agreed, subject to the terms and conditions of such agreements, to purchase immediately prior to the Effective Time, shares of Korsana common stock and pre-funded warrants (together, the “PIPE Securities”) for an aggregate purchase price of approximately $380 million in a private placement (the “Private Placement”). The closing of the Private Placement is conditioned on the satisfaction or waiver of the conditions set forth in the Merger Agreement (in addition to other customary closing conditions) and is expected to occur immediately prior to the Effective Time.

The Purchase Agreement contains customary representations and warranties of Korsana, on the one hand, and the investors, on the other hand, and customary indemnification provisions. The Private Placement is also subject to approval of Korsana’s stockholders which is expected to be received at the same time as the approval of the Merger.

Pursuant to the terms of the Purchase Agreement, at closing of the Private Placement, Korsana will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the purchasers of the PIPE Securities, which will provide for the registration and resale of the Cyclerion common stock issuable in exchange for the PIPE Securities upon closing of the Merger and the shares of Cyclerion common stock issuable upon exercise of the pre-funded warrants following the Merger, in accordance with the terms of the Registration Rights Agreement.

Shares of Korsana common stock and pre-funded warrants issued pursuant to this financing transaction will be converted into shares of Cyclerion common stock and pre-funded warrants to acquire shares Cyclerion common stock, in accordance with the Exchange Ratio and the Merger Agreement.

Contingent Value Rights Agreement

At or prior to the Effective Time, Cyclerion will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent (“Rights Agent”) pursuant to which Cyclerion’s pre-Merger shareholders will receive one contingent value right (each, a “CVR”) for each outstanding share of Cyclerion common stock and Cyclerion preferred stock held by such shareholder on such date. Each CVR will represent the contractual right to receive certain net proceeds, if any, derived from any consideration that is paid to Cyclerion as a result of the disposition of Cyclerion’s pre-Merger legacy assets, net of any indemnity obligations, transaction costs and certain other expenses, during the period beginning on the date of the closing of the Merger and ending (i) with respect to the sale, transfer, license or other disposition of all pre-Merger legacy assets other than those pre-Merger legacy assets described in the following clauses (ii) and (iii), upon the second (2nd) anniversary of the Closing Date, (ii) with respect to Cyclerion’s right to receive payments under that License Agreement, dated June 3, 2021, between Cyclerion and Akebia Therapeutics, Inc. (the “Akebia License Agreement”), the earlier of (A) the fifteenth (15th) anniversary of the date of entry into the CVR Agreement and (B) the expiration or earlier termination by Akebia Therapeutics, Inc. of the Akebia License Agreement pursuant to its terms, and (iii) with respect to the sale, transfer or other disposition of the shares of common stock of Tisento Therapeutics Holdings, Inc. (“Tisento”) that were acquired by Cyclerion pursuant to that certain Asset Purchase Agreement, dated May 13, 2023, by and among Cyclerion, Tisento and JW Cycle, Inc., the earliest of (A) nine (9) months following the date of the consummation of Tisento’s initial public offering pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act, (B) the sale of Tisento, and (C) the seventh (7th) anniversary of the Closing Date.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the holders of the CVRs. In the event that no such proceeds are received, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. There can be no assurance that any holders of CVRs will receive any payments with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Cyclerion or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

Support Agreements and Lock-Up Agreement

Concurrently with the execution of the Merger Agreement, (i) certain stockholders of Korsana (solely in their respective capacities as Korsana stockholders) holding approximately 43.9% of the outstanding shares of Korsana capital stock have entered into support agreements with Cyclerion and Korsana to vote all of their shares of Korsana capital stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and against any alternative acquisition proposals (the “Korsana Support Agreements”) and (ii) the directors and officers of Cyclerion holding approximately 24.2% of the outstanding shares of Cyclerion common stock have entered into support agreements with Cyclerion and Korsana to vote all of their shares of Cyclerion common stock in favor of the Cyclerion Voting Proposals and against any alternative acquisition proposals (the “Cyclerion Support Agreements,” and, together with the Korsana Support Agreements, the “Support Agreements”).

Concurrently with the execution of the Merger Agreement, certain executive officers, directors and stockholders of Korsana have entered into lockup agreements (the “Lock-Up Agreements”) pursuant to which, subject to specified exceptions, they have agreed not to transfer their shares of Cyclerion common stock for the 180-day period following the closing of the Merger.

The preceding summaries of the Merger Agreement, the Articles of Amendment, the Support Agreements, the CVR Agreement, the Purchase Agreement and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form Articles of Amendment, the form of Korsana Support Agreement, the form of Cyclerion Support Agreement, the form of Purchase Agreement, the form of Registration Rights Agreement, the form of Lock-Up Agreement and the form of CVR Agreement, which are filed as Exhibits 2.1, 3.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Korsana or Cyclerion or to modify or supplement any factual disclosures about Cyclerion in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Korsana, Cyclerion and Merger Sub made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Korsana, Cyclerion or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Item 5.01 Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On April 1, 2026, the Company entered into an amended and restated offer letter (the “A&R Graul Offer Letter”) with its Regina Graul, Ph.D., Cyclerion’s President and Chief Executive Officer.

Under the A&R Graul Offer Letter, Ms. Graul will be entitled, at the Board’s discretion, to receive a bonus of up to $150,000 payable upon the consummation of transaction resulting in a change of control of Cyclerion. Ms. Graul is also entitled to (i) severance pay of nine months’ base salary, (ii) acceleration of vesting of any then unvested shares under then unvested and outstanding Cyclerion equity or equity-based awards and (iii) health insurance premium contributions for twelve (12) months, in each case, following termination without cause or resignation for Good Reason (as defined in the A&R Graul Offer Letter).

The foregoing summary of the principal terms of the A&R Graul Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full copy of the A&R Graul Offer Letter filed hereto as Exhibit 10.7 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 1, 2026, Cyclerion and Korsana issued a joint press release announcing the entry into the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Furnished as Exhibit 99.2 hereto and incorporated herein by reference is the investor presentation that will be used by Cyclerion and Korsana in connection with the Merger, including the conference call described below.

Cyclerion hosted a conference call to discuss the Merger as well as Korsana’s platform and pipeline assets at 8:00 a.m. Eastern time on April 1, 2026. Furnished as Exhibit 99.3 hereto and incorporated herein by reference is the transcript that was used by Cyclerion and Korsana in connection with the merger agreement announcement conference call.

The information in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed or furnished herewith contain forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act) concerning Cyclerion, Korsana, the proposed transactions and other matters. These forward-looking statements include express or implied statements relating to the structure, timing and completion of the proposed Merger; the combined company’s listing on Nasdaq after closing of the proposed Merger; expectations regarding the ownership structure of the combined company; expectations regarding the financing transaction and the closing thereof; the expected executive officers and directors of the combined company; the expected contribution and payment of dividends in connection with the Merger, including the timing thereof; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical results; and other statements that are not historical fact. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Cyclerion, Korsana or the proposed transaction will be those that have been anticipated.

The forward-looking statements contained in this communication are based on current expectations and beliefs concerning future developments and their potential effects and therefore subject to other risks and uncertainties. These risks and uncertainties include, but are not limited to, risks associated with the possible failure to satisfy the conditions to the closing or consummation of the Merger, including Cyclerion’s failure to obtain shareholder approval for the Merger, risks associated with the potential failure to complete the financing transaction in a timely manner or at all, risks associated with the uncertainty as to the timing of the consummation of the Merger and the ability of each of Cyclerion and Korsana to consummate the transactions contemplated by the Merger, risks associated with Cyclerion’s continued listing on Nasdaq until closing of the Merger, the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the Merger; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger prior to the closing or consummation of the Merger, risks associated with the possible failure to realize certain anticipated benefits of the Merger, including with respect to future financial and operating results; the effect of the completion of the Merger on the combined company’s business relationships, operating results and business generally; risks associated with the combined company’s ability to manage expenses and unanticipated spending and costs that could reduce the combined company’s cash resources; risks related to the combined company’s ability to correctly estimate its operating expenses and other events; changes in capital resource requirements; risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its product candidates or its preclinical programs; the outcome of any legal proceedings that may be instituted against the combined company or any of its directors or officers related to the Merger Agreement or the transactions contemplated thereby; the ability of the combined company to obtain, maintain and protect its intellectual property rights, in particular those related to its product candidates; the combined company’s ability to advance the development of its product candidates or preclinical activities under the timelines it anticipates in planned and future clinical trials; the combined company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; the combined company’s ability to realize the anticipated benefits of its research and development programs, strategic partnerships, licensing programs or other collaborations; regulatory requirements or developments and the combined company’s ability to obtain necessary approvals from the U.S. Food and Drug Administration or other regulatory authorities; changes to clinical trial designs and regulatory pathways; competitive responses to the Merger and changes in expected or existing competition; unexpected costs, charges or expenses resulting from the Merger; potential adverse reactions or changes to business relationships resulting from the completion of the Merger; legislative, regulatory, political and economic developments; and those risks and uncertainties and other factors more fully described in filings with the Securities and Exchange Commission, including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by Cyclerion with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, and with regard to the proposed transaction, are based on Cyclerion’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Cyclerion, all of which are subject to change. Such forward-looking statements are made as of the date of this release, and the parties undertake no obligation to update such statements to reflect subsequent events or circumstances, except as otherwise required by securities and other applicable law.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits filed or furnished herewith are not intended to and do not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed transaction or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS CURRENT REPORT ON FORM 8-K AND THE EXHIBITS FILED OR FURNISHED HEREWITH ARE TRUTHFUL OR COMPLETE.

Important Additional Information About the Proposed Transaction Will be Filed with the SEC

This Current Report on Form 8-K and the exhibits filed or furnished herewith are not substitutes for any other document that Cyclerion may file with the SEC in connection with the proposed transaction, including the registration statement on Form S-4 (the “Form S-4”) that will contain a proxy statement and prospectus. In connection with the proposed transaction between Cyclerion and Korsana, Cyclerion intends to file relevant materials with the SEC, including the Form S-4. CYCLERION URGES INVESTORS AND SHAREHOLDERS TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS CONTAINED THEREIN, AND ANY

OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CYCLERION, KORSANA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the Form S-4 and other documents filed by Cyclerion with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders should note that Cyclerion communicates with investors and the public using its website (https://www.cyclerion.com/) and the investor relations website (https://ir.cyclerion.com/) where anyone will be able to obtain free copies of the Registration Statement and included proxy statement/prospectus and other documents filed by Cyclerion with the SEC and shareholders are urged to read the Registration Statement and included proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

Cyclerion, Korsana and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information about Cyclerion’s directors and executive officers, including a description of their interests in Cyclerion is included in Cyclerion’s most recent definitive proxy statement, as filed with the SEC on April 29, 2025. Additional information regarding these persons and their interests in the proposed transaction will be included in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of April 1, 2026, by and among Cyclerion Therapeutics, Inc., Cariboos Merger Sub Corp., Cariboos Merger Sub II, LLC and Korsana Biosciences, Inc.

3.1	Form of Articles of Amendment to the Restated Articles of Organization of Cyclerion Therapeutics, Inc.

10.1	Form of Korsana Support Agreement

10.2	Form of Cyclerion Support Agreement

10.3	Form of Korsana Securities Purchase Agreement

10.4	Form of Registration Rights Agreement

10.5	Form of Lock-Up Agreement

10.6	Form of CVR Agreement

10.7	A&R Graul Offer Letter

99.1	Press Release, issued on April 1, 2026

99.2	Investor Presentation, dated April 2026

99.3	Conference Call Transcript dated April 1, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLERION THERAPEUTICS, INC.
(Registrant)

	By:.	/s/ Regina Graul, Ph.D
Date: April 1, 2026	Name:	Regina Graul, Ph.D.
	Title:	President and Chief Executive Officer